Exhibit 99.1

MASTER CHANNEL PARTNER DISTRIBUTOR AGREEMENT

This Distribution Agreement (The “Agreement”), is made and effective February 7, 2007,
BETWEEN:	RS Services, Inc. (the “Company”), a corporation organized and existing under the laws of Connecticut, with its head office located at 7806 North Highway 81, Duncan, Oklahoma 73533.

AND:
Power Reduction Services, LLC (Master Channel Partner, the "MCP"), a limited liability corporation organized and existing under the laws of the State of Connecticut, with its head office located at 151 Meadow St. Fl 2, Branford, Connecticut 06405.

WHEREAS, the Company is in the business of providing electrical contracting services, energy conservation and related products;

WHEREAS, the MCP is in the business of soliciting orders from retailers, distribution centers, parking garages, convenience stores, office and industrial facilities, OEM and others as agreed to by the Company;

WHEREAS, the MCP is currently acting as a non-exclusive independent sales agency and contract installer for the Company;

WHEREAS, subject to the terms herein, the Company and the MCP agree that the MCP will act as (i) a non-exclusive stocking distributor as well as an installer of certain products sold by the Company and/or (ii) a sales agent of the Company with respect to certain products sold by the Company.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other goods and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS
When used in this Agreement, the following terms shall have the respective meanings indicated, such meanings shall be applicable to both the singular and plural forms of the terms defined:

“Agreement” means this Agreement, related Schedules attached hereto and any exhibits included by reference. These documents may be amended from time to time in accordance with the terms of this Agreement;

“Affiliate” means any company controlled by, controlling, or under common control with the Company and/or any person, corporation or other entity: (i) which owns, now or hereafter, directly or indirectly, twenty-five percent (25%) or more of any class of the voting stock of the Company or is, now or hereafter, directly or indirectly, in effective control of the Company; or (ii) is owning or in control of twenty-five percent (25%) or more of any class of the voting stock of which the Company, or a party described in paragraph (i), owns, now or hereafter, directly or indirectly, or of which the Company, or a party described in paragraph (i), is, now or hereafter, directly or indirectly, in control.

“Business Plan” the meaning specified in Section 5.1.

“Company Registered Account” means any customer in Exhibit D.

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“Confidential Information” the meaning specified in Section 11.1.

“Customer” means any person who purchases or leases Products from the MCP.

“Distributor” the meaning specified in Section 2.1.

“End-Users” the meaning specified in Section 6.2.

“Entities” means those organizations(see exhibit E) that the MCP has entered into agreements to provide Channel Partner, distributor, marketing, installation and other services related to the Company’s products.

“Exhibit” means an exhibit attached to this agreement.

“Products” means those items described in Exhibit A. Products may be added to Exhibit A and their specifications and design may be changed by the Company at its sole discretion at any time by mailing written notice of such changes to the MCP. Each change shall become effective 30 days following the date notification is sent to the MCP.

“Qualified Sales Lead” the meaning specified in Section 4.1.

“Sales Agent” the meaning specified in Section 2.2.

“Service” means any service provided by the MCP or the Company in connection with the sale, lease and/or installation of Products and Energy Management Services.

“Termination Date” the meaning specified in Section 20.1.

“Territory” means the Company approved geographical area listed on Exhibit C.

“Trademark” means any trademark, logo, service mark or other commercial designation, whether or not registered, used to represent or describe the Products of the Company, as set forth in Exhibit B.

2.	APPOINTMENT OF DISTRIBUTOR AND SALES AGENT

2.1	Distributor

The Company hereby appoints the MCP and the MPC hereby accepts the position of the Company’s non-exclusive Stocking Distributor of the Company Products in the Territory described in Exhibit C. The MCP shall be deemed a “Distributor” in those instances when the MCP is purchasing Products and Services from the Company, subject to the terms of this Agreement, and when acting as a Distributor, the MCP shall resell Products to Channel Partners, Installers and Customers on terms and conditions agreed to between the MCP and Channel Partners, Installers and Customers.

2.2	Sales Agent

The Company hereby appoints and authorizes, subject to the terms and conditions herein, the MCP to act for the Company as its non-exclusive independent Sales Agent and installer representative in the territory described in Exhibit C attached hereto for the purpose of soliciting and transmitting to the Company purchase orders for the Company’s Products and Services. The MCP shall be deemed a “Sales Representative” in those instances when the MCP is only presenting potential sales orders to the Company. In such instances, the Products will be sold by the Company directly to the Customers.

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2.3	Miscellaneous

(a)	The Company will provide to the MCP an updated list of Company Registered Accounts on a monthly basis as evidenced in Exhibit D, now and on an ongoing basis.

(b)	The MCP shall not have the right to assign any part of this Agreement without prior written approval of RS Services, In addition the MCP agrees that it will not hire any employee of RS until that employees employment with RS has terminated for a period of one year without prior written approval of RS Services.

(c)	Notwithstanding anything contained herein to the contrary, the MCP agrees that it shall not solicit or transmit orders from customers without prior written authorization from the Company.

(d)	The Company reserves the right to grant similar or identical rights (without limitation, the MCP, Channel Partner rights, Distributor rights and Sales Agent rights) to any other party during the term of this Agreement as long as said rights are for a territory not issued to another MCP.

(e)	The MCP represents and warrants to the Company that it has the ability and experience to carry out the obligations assumed by it under this Agreement.

2.4
Attached hereto as Exhibit E is a list of Channel Partners that have been developed by the MCP. Provided that the MCP is in compliance with all of the terms of this Agreement, then during the term of this Agreement the Company will not directly transact business with the MCP Distributors in connection with the sale of Products, without the prior written consent of the MCP.

3.	RELATIONSHIP OF PARTIES

3.1
The Company and the MCP hereby acknowledge that the MCP is an independent distributor and not an employee of the Company. The MCP shall have sole control of the manner, means and hours during which it performs under the terms of this Agreement. As an independent distributor, the MCP shall retain sole financial responsibility for all expenses and disbursements incurred by the MCP in connection with this Agreement, including without limitation, Worker’s Compensation, Unemployment Compensation, withholding and employment taxes and any other taxes due to federal, state or local governments or agencies on account of its employees, representatives or agents.

3.2
The MCP does not have, nor shall any employee or agent of the MCP hold himself out as having any right, power or authority to create any contracts or obligations, either expressed or implied, on behalf of or in the name of the Company.

3.3
The salesmen, employees, agents and representatives of the MCP shall be so at the MCP’s own risk, expense and supervision and shall not have any claim against the Company for compensation or reimbursement. The MCP hereby indemnifies the Company against all costs and expenses incurred by the Company in connection with claims against the Company by any of the MCP’s salesmen, employees, agents or representatives.

3.4	Nothing contained in this Agreement shall be deemed to create any partnership or joint venture relationship between the parties.

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4. COMMISSIONS

4.1
A “Qualified Sales Lead” shall be a sales lead that (i) has been presented to the Company by the MCP, and accepted by the Company. (ii) relates to a person or entity that has not had any prior contact with the Company and (iii) directly results in a sale of Products and/or Services to such person or entity. The Company reserves the right to require that the MCP participate in the sales process in order for a lead to be deemed a Qualified Sales Lead. At a minimum, the MCP will be required to have a Client Information Sheet and Registered Lead Generation Form completed with respect to each potential Qualified Sales Lead and participate in the sales process through the signing of a contract post beta site. The Company reserves the right to amend such Protected Lead Registration Form from time to time.

5. FORECASTING

5.1
The Company and the MCP shall, within one month of the date of this Agreement, agree to an initial business plan (including marketing plans, sales forecast, minimum order commitment and other such information that may be reasonably required to allow the Company to project production requirements) forecasting the MCP’s orders for the Products during the first twelve (12) months of this Agreement (the “Business Plan”).

5.2	The MCP shall extend the Business Plan on a quarterly basis and keep it up-to-date and shall review the Business Plan with the Company not less than every three (3) months.

6. MASTER CHANNEL PARTNER RESPONSIBILITIES

6.1
The MCP will be responsible for recruiting, training and supervising channel partners, distributors, installers and other entities that will be marketing, installing and servicing products that the MCP represents for the Company.

6.2	The MCP will be responsible for providing the Company a copy of all agreements it enters into with its Entities. Such agreements shall have language that in the event the MCP suffers a temporary or permanent interruption of their business. The Company will, at its discretion, conduct business directly with the MCP’s Entities associated with the representation of the Company’s products that the MCP represents. Such language must be approved by the Company before the MCP enters into agreements with their entities.

6.3	The MCP will maintain an inventory level sufficient to carry out their responsibilities under this agreement and agrees to maintain a minimum inventory of not less than 50 units per model. For this section inventory will be defined as total units MCP has on hand for delivery plus units committed for through an active purchase order.

6.4
The MCP will use due care and skill in performing all activities under or in association with this Agreement, including any and all services offered or provided by it, and comply with any and all applicable laws and in a manner which will not in any way, directly or indirectly, bring the Company or any Product or Service into disrepute or jeopardy.

6.5	The MCP will transmit to the Company all complaints concerning Products or Services that the MCP may experience itself or receive from Customers or other end users of Products (“End-Users”).

6.6	The MCP will not engage in deceptive, misleading and/or unethical practices that are or might be detrimental to the Company, its products or any of its services.

6.7
The MCP will not make any representations, warranties or guarantees to End-User(s) with respect to specifications, features or capabilities of the Products or Services that are inconsistent with the Company’s then current published literature or documentation.

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6.8
The MCP will maintain for at least five (5) years after termination or expiration of this Agreement, its records, contracts and accounts relating to the sale, lease, promotion, marketing and/or distribution of Products.

6.9	Promptly after the installation of Products, the MCP shall provide the Company with a Complete Product Registration Form, identifying:

a)	Name and address of End-User;

b)	Contact person, phone number and email address of officer or other person at the End-User;

c)	The quantity and type of Products used by each End-User;

d)	Serial numbers of Products sold and/or installed at each End-User;

e)	Critical before and after electrical readings per unit derived by a meter approved by the Company and reported on a form approved by the Company.

6.10
The MCP will give the Company reasonable and proper assistance to further the Company’s interests in the MCP territory. Such assistance shall include regular reports on the competitive market situation, forecasts and business prospects, and any other pertinent information in relation to the Products and Services. Such reports shall be included in the Business Plan and reviewed with the Company every three (3) months.

6.11
In those instances where the MCP is installing Products, the MCP will install, commission and maintain the Products in the Territory on reasonable terms and conditions and in accordance with the written technical standards issued by the Company.

6.12	Optionally, the MCP may participate in the Company programs at the MCP’s expense, where applicable, including sales and technical training, sales promotions and meetings, advisory forums and trade shows

6.13	The MCP will provide an effective means of demonstrating the Products; provided that all Product-related material not provided by the Company must be approved in writing by the Company prior to use by the MCP.

6.14	The MCP will assign an employee to act as the account coordinator for the Company, such employee to assist the Company in the dissemination of all necessary reports, forecasts, policies, and procedures related to the MCP responsibilities under this Agreement.

6.15	In order to pursue a lead (whether as a Sales Agent or Distributor), the MCP must submit to the Company a request to register the lead utilizing the Protected Lead Registration Form, a copy of which is attached hereto as Exhibit G. Once this lead is approved and issued by the Company, the MCP will be permitted to contact such customer and will have exclusive rights to such customer for the Products registered on such form. If after 12 (twelve) months this lead has not generated any sales (either by the MCP or the Company) the MCP will forfeit its exclusive rights to market the Company’s Products and Services to such customer.

7. DUTIES OF THE COMPANY

7.1	The Company will use all reasonable efforts to supply quantities of the Products sufficient to meet the requirements of the MCP for the resale of the Products within the Territory.

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7.2	The Company will provide facilities for sales training and in the use, installation and maintenance of the Products. Such training may be periodically required for the MCP personnel at times agreed upon between the parties.

7.3	The Company will notify the MCP of any technical changes in the Products which enhance or amend the technical performance, dimensions and features of the Product.

7.4	The Company will assign a manufacturers rep as a sole contact with the Company to streamline communications, assist in forecasting, survey, installation and sales training, and marketing of the Company’s products.

8. TECHNICAL SUPPORT

8.1	In instances where the MCP is acting as a Distributor, the MCP shall be responsible for providing ongoing maintenance and support to Customers in the Territory, all at the MCP’s cost. The MCP may request back up support or additional service levels from the Company, but such support or service shall be subject to a separate agreement between the MCP and the Company.

8.2
In instances where the MCP is acting as a Distributor, any and all maintenance, alterations and repairs (other than repairs covered by a Company warranty, if any) shall be subject to a time and materials agreement to be agreed to by the Company and the MCP.

9. COMPETING PRODUCTS

9.1
The MCP agrees that it will not sell, distribute, represent or act as a sales agent with respect to, any products which compete with the Products during the term of this Agreement or any extensions thereof except those products that are agreed to in writing by the Company.

10. ADVERTISING

10.1	The MCP shall be entitled, during the term of this Agreement and any extension thereof, to advertise and hold itself out as an authorized Distributor and/or Sales Agent (as applicable) of the Products. At all times during the term of this Agreement and any extension thereof, the MCP shall use the Trademarks in all advertisements and other activities conducted by the MCP to promote the sale of the Products.

10.2
The MCP shall submit examples of all proposed advertisements, web-site descriptions and other promotional materials for the Products to the Company for inspection and the MCP shall not use any such advertisements or promotional materials without having received the prior written consent of the Company to do so.

10.3	The MCP shall not, pursuant to this Agreement or otherwise, have or acquire any right, title or interest in or to the Company's Trademarks.

10.4	The Company will supply the MCP with brochures relating to the Products and with such other information and advice regarding the Products as the Company deems necessary. The Company will charge the MCP for such brochures and other printed materials at a cost equal to the cost absorbed by the Company for printing the brochures and other materials.

11. CONFIDENTIAL INFORMATION

11.1	Written technical data, drawings, plans and engineering in technical instructions pertaining to the Products (“Confidential Information”) are recognized by the MCP to be secret and confidential and to be the property of the Company. The MCP shall use Confidential Information only to fulfill its obligations hereunder or to exercise its rights hereunder, and shall

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disclose Confidential Information only to those persons in the organization who have a need to know such information in the performance of their duties in connection herewith and who are bound by a written agreement to protect the confidentiality of such Confidential Information, and will promptly report to the Company and the disclosing party any actual or suspected breach hereof. Confidential Information shall at all times and for all purposes be held by the MCP in a confidential capacity and shall not, without the prior written consent of the Company,

(a)
be disclosed by the MCP to any person, firm or corporation, excepting employees of the MCP who are required to utilize such items in connection with the sale, inspection, repair or servicing of Products during the term of this Agreement or any extension thereof, or

(b)
be disclosed to any person, firm or corporation, or copied or used by the MCP, its employees or agents at any time following the expiration or termination of this Agreement or any extension thereof, except where such use is necessary in order to maintain or service Products still covered by any warranty provisions at the time of such expiration or termination. The Company requires as a condition to any disclosure by the MCP pursuant to this Section that any salaried employee to whom disclosure is to be made sign a confidentiality agreement containing such terms as the Company shall require.

11.2	The terms and conditions as set forth in section 11.1 will be required to be contained in all agreements that the MCP enters into with their Entities that have a need to be exposed to confidential information concerning the Company’s products and intellectual property.

12. TERMS OF PURCHASE AND SALE OF PRODUCTS

12.1	Notwithstanding anything to the contrary set forth herein, each order for Products submitted by the MCP to the Company (whether the MCP is acting as a Distributor or a Sales Agent) shall be subject to the written acceptance by the Company, and the Company may, in its own discretion, accept or reject any order for Products without obligation or liability to the MCP.

12.2
The MCP will purchase product from the Company at the prices agreed to in Exhibit A. The minimum amount of units the MCP can purchase on one purchase order will be: Enerlume-EM; 60amp model, 50 units; or 100amp model, 50 units; or 200 amp model 50 units. At certain times, the MCP and the Company may agree to negotiate special terms for a certain client that will be different than those listed in Exhibit A, or wave the minimum amount of units to submit a purchase order. The Company shall provide the MCP with prior written notice of any change in the Company’s Sales Policies. The Company reserves the right to amend the prices set forth on Exhibit A at any time, subject to Section 16.1 below.

12.3	All prices are F.O.B. the Company’s manufacturing plant, the location of which may change from time to time. If the price for any Product is not set forth on Exhibit A and the MCP nevertheless orders such a Product from the Company, the parties hereby evidence their intention thereby to conclude a contract for the sale of that Product at a reasonable price to be determined by the Parties mutually negotiating in good faith.

12.4	Resale Certificate Exemption: the MCP certifies that it holds the following seller’s permit(s) issued pursuant to the sale and/or use tax law(s) of the following state(s): Connecticut and that it is in the business of selling such tangible personal property as it shall purchase from the Company which shall be resold in the form of tangible personal property. The MCP will provide copies of such permits to the Company upon request. In the event any of the property purchased from the Company is not so resold or held for such resale, the MCP shall be responsible to report and pay any applicable tax thereon measured by the purchase price.

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13. INSURANCE

13.1	The MCP shall insure all Products delivered to it, but not yet paid for in full, against loss by fire, theft or other casualty. The MCP shall maintain product liability and negligence The MCP shall insure all Products delivered to it, but not yet paid for in full, against loss by fire, theft or other casualty. The MCP shall maintain product liability and negligence insurance covering both the Products sold by the MCP and the acts of omissions of the MCP’s employees, agents and subcontractors in installing and maintaining the Products. Such insurance shall be in amounts which are sufficient to fully insure the MCP’s inventories on hand and is subject to the Company approval. The MCP shall provide the Company with a certificate of insurance evidencing such coverage upon the Company’s written request.

14. ORDER PROCEDURE

14.1	Each order for Products issued by the MCP to the Company under this Agreement shall identify that it is an order and shall further set forth the delivery date or dates and the description and quantity of Products which are to be delivered on each of such dates. Each order shall specify quantity, delivery, schedule, destination (ship to), bill to, price, shipping costs and special requirements required to adequately describe the transaction. The terms of such orders are subject to acceptance or rejection by the Company.

14.2
The individual contracts for the sale of Products formed by the MCP's submission of orders to the Company pursuant to the terms and conditions hereof shall automatically incorporate, to the extent applicable, the terms and conditions hereof.

14.3	The MCP will issue purchase orders to the Company for Product. Upon the Company’s approval of such purchase order, each purchase order issued by the MCP will require the MCP to submit to the Company a deposit equal to thirty-three percent (33%) of the value of submitted purchase order. In the event the MCP needs to order custom built units, such purchase orders will require a 100% non-refundable deposit.

14.4	When the MCP is acting as a Distributor, all invoices for orders obtained by the MCP shall be issued by the MCP directly to Customers. All invoices from the Company to the MCP will be net thirty (30) days from proof of shipping date. All invoices will include all related taxes and withholdings, except for those based on the Company’s income tax.

14.5	Shipping costs will be billed to the MCP with Product invoice and are based on (5) five-day ground rates. The MCP must arrange its own shipping but must site it on the Purchase Order.

14.6	The MCP acknowledges that the Company may communicate directly with Customers.

15. CANCELLATION OF ORDERS

15.1	All cancellation of orders by the MCP shall be in writing. If the MCP cancels an order which has been accepted by the Company, the Company will reimburse the MCP fifty percent (50%) of the deposit submitted minus any cost incident to such order incurred by the Company prior to the time it was informed of the cancellation. If such costs exceed 50% of such deposit, the MCP shall be obligated to pay such excess to the Company.

16. PRICE CHANGES

16.1	The Company reserves the right, in its sole discretion, to change prices or discounts applicable to the Products. The Company shall give written notice to the MCP of any price change at least sixty (60) days prior to the effective date thereof. The price in effect as of the date of the MCP's receipt of notice of such price change shall remain applicable to all orders received by the Company prior to that effective date. The Company and the MCP agree that prices will remain in full effect for a minimum of one hundred eighty (180) days after each price increase. Notwithstanding the foregoing, any amendments to the Products, including technical amendments and/or amendments to the specifications, shall (at the Company’s option) result in an immediate price change.

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17. PACKING

17.1	The Company shall, at its expense, pack all Products in accordance with the “Company Registered Account” means any customer in Exhibit D. The Company’s standard packing procedure, which shall be suitable to permit shipment of the Products to the Territory; provided, however, that if the MCP requests a modification of those procedures, the Company shall make the requested modification and the MCP shall bear any reasonable expenses incurred by the Company in complying with such modified procedures which are in excess of the expenses which the Company would have incurred in following its standard procedures.

18. TITLE AND RISK OF LOSS

18.1	When the MCP is acting as a Distributor, title to and risk of loss of Products shall pass from the Company to the MCP at the Company’s manufacturing plant. The MCP shall be responsible for arranging all transportation of Products, but if requested by the MCP, the Company shall, at the MCP's expense, assist the MCP in making such arrangements. The Company shall not have any responsibility for the shipment and the carrier is not acting as an agent of the Company.

19. INSPECTION AND ACCEPTANCE

19.1	Promptly upon the receipt of a shipment of Products, the MCP shall examine the shipment to determine whether any item or items included in the shipment are in short supply, defective or damaged. The MCP shall notify the Company in writing within three (3) days of delivery of any shortages, defects or damage which the MCP claims existed at the time of delivery. After the receipt of such notice, the Company will investigate the claim of shortages, defects or damage, inform the MCP of its findings, and deliver to the MCP Products to replace any which the Company determines, in its sole discretion, were in short supply, defective or damaged at the time of delivery.

20. AGREEMENT TERMINATION

20.1
The initial term of this Agreement shall be for a period of twelve (12) months ending on February 7, 2008 (the “Termination Date”), unless earlier terminated in accordance with the provisions of this Agreement. The term of this Agreement, and the Termination Date, will automatically be extended for successive 12 month periods, unless (i) this Agreement is terminated pursuant to the terms hereof or (ii) either the MCP or the Company provides written notice to the other at least 90 days prior to the Termination Date (as extended, if applicable) that it elects to terminate this Agreement as of the next Termination Date.

20.2
If the MCP materially breaches any provision of this Agreement, the Company may give written notice to the MCP that if the breach is not cured within thirty (30) days of such notice, the Agreement will be terminated. If the Company gives such notice and the breach is not cured during the thirty (30) day period, then the Agreement shall automatically terminate at the end of such period. In addition, this Agreement shall terminate, without notice, if the MCP makes an assignment for the benefit of creditors, or admits in writing an inability to pay debts as they become due, or files a voluntary petition in bankruptcy, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or files any answer admitting or fails to deny the material allegations of a petition filed against it for any such relief, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or its directors or majority stockholders takes any action looking to its dissolution or liquidation, or it ceases doing business as a going concern.

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20.3
In the event the MCP does not purchase a minimum of one thousand (1,000) 60, 100 and 200 amp models each of the Enerlume-EM™ units (or some other minimum amount as agreed to in writing between the Company and the MCP) during the first twelve (12) months of this Agreement, then the Company will have the option of terminating this Agreement by providing notice of such termination to the MCP. The Company and the MCP together will determine the minimum amount of purchases in each twelve month period following the initial twelve months in accordance with section 5.1 with the minimum amount not to be less than the previous 12 months volume.

20.4
If the Company materially breaches any provision of this Agreement, the MCP may give written notice to the Company that if the breach is not cured within 30 days of such notice, the Agreement will be terminated. If the MCP gives such notice and the breach is not cured during such 30 day period, then this Agreement shall automatically terminate at the end of such period.

20.5	(a)	The termination of this Agreement shall not affect the rights or liabilities of the parties with respect to any indebtedness then owing by either party to the other.

(b)	Upon the termination of this Agreement, the MCP shall immediately discontinue representing in any way or fashion that it is a Distributor, Sales Agent or sales representative for the Company.

(c)
Upon the termination of this Agreement, the MCP shall promptly return to the Company all literature, brochures, samples, catalogues, price lists, and other sales promotion materials and all other materials or facilities furnished by the Company for use by MCP.

(d)
The MCP’s obligation to hold in confidence all Confidential Information, trade secrets and other information of the Company obtained in connection with the performance of this Agreement shall survive any termination of this Agreement.

21. TERMINATION OF PRIOR AGREEMENTS

21.1	By and upon the execution of this Agreement, the Parties hereby agree and acknowledge that all prior agreements and arrangements of any kind between the MCP and the Company, or any predecessor or affiliate thereof, are hereby terminated and of no force and effect, and that the MCP hereby releases the Company, or any predecessor or affiliates thereof, from any obligations there under.

22. NOTICES

22.1	All notices required or permitted under this Agreement shall be in writing and shall be personally delivered, sent by certified or registered United States mail, properly addressed, postage prepaid and return receipt requested, or sent by Federal Express or a similar national courier service for next day delivery. Any notice sent by mail, or for delivery by Federal Express or a similar national courier service, shall be addressed to the parties, i.e., the MCP or the Company, at the address specified on the signature page of the Agreement.

22.2	Either the MCP or the Company may change the address to which notice may be sent, if mailed or delivered by Federal Express or similar national courier service for next day delivery.

22.3	Any notice required or permitted under the Agreement shall be deemed delivered received and effective for all purposes upon the first to occur of personal delivery of the written notice, the first day after placing the same in the United States mail, properly addressed, postage prepaid, certified or registered mail or the day after the written notice is delivered to the Company by Federal Express or a similar national courier service for next day delivery.

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22.4	The specific person(s) to whom written notice is to be directed is subject to change by a party giving written notice to the other party of the change and the name of the person to whom written notices should be directed thereafter.

23. LIMITATIONS OF LIABILITY

23.1	The Company warrants that the Products sold hereunder will, at the time of shipment, be free from defects in material and workmanship. THE FOREGOING WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES NOT EXPRESSLY SET FORTH HEREIN, WHETHER EXPRESSED OR IMPLIED BY OPERATION OF LAW OR OTHERWISE INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. No representation or warranty, expressed or implied, made by any sales representative or other agent or representative of the Company which is not specifically set forth herein shall be binding upon the Company. THE COMPANY SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES DIRECTLY OR INDIRECTLY ARISING FROM THE SALE, HANDLING OR USE OF THE PRODUCTS OR FROM ANY OTHER CAUSE RELATING THERETO AND THE COMPANY’S LIABILITY HEREUNDER, IN ANY CASE, IS EXPRESSLY LIMITED TO THE REPLACEMENT OF PRODUCTS NOT COMPLYING WITH THIS AGREEMENT OR, AT THE COMPANY’S ELECTION, TO THE REPAYMENT OR CREDITING OF THE MCP WITH AN AMOUNT EQUAL TO THE PURCHASE PRICE OF SUCH PRODUCTS. This warranty extends only to the MCP and does not extend to customers of the MCP.

23.2	DISCLAIMER OF END-USER(S) DAMAGES - IN NO EVENT WILL THE COMPANY BE LIABLE TO END-USER(S) OR OTHER THIRD PARTIES FOR ANY DAMAGES, INCLUDING, BUT NOT LIMITED TO (i) DAMAGES CAUSED BY OR ARISING OUT OF THE MCP’s FAILURE TO PERFORM ITS COVENANTS AND RESPONSIBILITIES, WHETHER BY REASON OF THE COMPANY ’S ALLEGED NEGLIGENCE OR OTHERWISE; (ii) DAMAGES CAUSED BY REPAIRS OR ALTERATIONS TO PRODUCT DONE WITHOUT THE COMPANY’S WRITTEN APPROVAL; OR (iii) DAMAGES DUE TO PRODUCT DETERIORATION DURING PERIODS OF STORAGE BY THE MCP OR ANY END USER.

23.3	TERMINATION OF AGREEMENT - THE COMPANY SHALL HAVE NO LIABILITY TO THE MCP FOR DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING FROM THE TERMINATION OF THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY SHALL NOT BE LIABLE TO THE MCP FOR REIMBURSEMENT OR PAYMENT OF DAMAGES FOR ANY LOSS OF GOODWILL, LOSS OF INVESTMENT, LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES, OR LOSSES RELATED TO THIRD PARTY EXPENDITURES OR COMMITMENTS MADE BY THE MCP.

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23.4
Disclaimer and Indemnity - the MCP agrees that the Company , by entering into and performing its obligations under this Agreement, does not assume and shall not be exposed to the business and operational risks associated with (i) the MCP’s business; or (ii) the End User(s) use of other products marketed by the MCP in combination with Company Products. To the extent a claim or action is brought against the Company by an End-User or other third party arising from or related to the MCP’s acts or omissions including, but not limited to, (1) claims arising from or related to the content, use or misuse of other products or systems marketed by the MCP in combination with Company Products; or (2) representations, warranties or guarantees made by the MCP to End-Users with respect to the Products that are inconsistent with the Company’s then current published literature or documentation. The MCP shall defend, at the MCP’s expense, the Company against any award or settlement of damages and any costs and expenses, including reasonable attorney’s fees, incurred by the Company, which are related to the claim.

24. ASSIGNMENT

24.1
The terms of this Agreement shall be binding upon and inure to the benefit of the heirs, administrators, assigns and successors (including any person or entity to whom a Party may transfer a substantial part of its inventory or assets, or into whom a party may be merged or consolidated) of the Parties hereto. The MCP shall not have the right to assign this Agreement or any part hereof without first obtaining the written consent of the Company.

25. ENTIRE AGREEMENT

25.1
This Agreement contains the entire understanding of the parties and there are no commitments, agreements, or understandings between the parties other than those expressly set forth herein. This agreement shall not be altered, waived, modified, or amended except in writing signed by the parties hereto and notarized.

26. GOVERNING LAW

26.1
The governing law of this Agreement shall be governed by and construed pursuant to the laws of the State of Connecticut. Any litigation of lawsuits between the parties hereto shall be filed in New Haven County, Connecticut.

27. WAIVER

27.1
Any consent by any party to or waiver of, a breach of any provision of this Agreement by the other, whether express or implied, shall not constitute a consent to or waiver of, or excuse for any breach for any other provision or subsequent breach of the same provision.

28. SEVERABILITY

28.1
In the event that any provision of this Agreement is determined (by a court of competent jurisdiction) to be invalid, void or enforceable, the remainder of the provisions shall remain in full force and effect.

Distribution Agreement                                                                                                                                                                                 Page of 12 of 14

29. PRODUCTS

29.1	Subject to mutually agreeable terms between the Company and the MCP, the MCP will have the right to distribute all products that the Company has the right to distribute.

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Distribution Agreement                                                                                                                                                                                 Page of 13 of 14

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.
Company:	Master Channel Partner:
RS Services, Inc.	Power Reduction Services, LLC
7806 North Highway 81	151 Meadow St. Fl 2
Duncan, OK 73533	Branford, CT 06405

By:	By:

Title:	Title

Printed Name:	Printed Name

Facsimile Transmission No.	Facsimile Transmission No.

Distribution Agreement                                                                                                                                                                                 Page of 14 of 14